Exhibit 10.1
SETTLEMENT AGREEMENT AND RELEASE AND COVENANT NOT TO SUE
     This Settlement Agreement and Release and Covenant Not to Sue (the “Agreement”) is entered into by and among SUN RIVER ENERGY, INC., a Colorado Corporation and ROBERT A. DOAK JR. and FRANCES L. DOAK, both individually and as husband and wife, and NEW MEXICO ENERGY, LLC, a Colorado Limited Liability Company, (collectively the “Parties”) recite as follows:
RECITALS
     WHEREAS SUN RIVER ENERGY, INC., through its predecessor subsidiary, entered into an Asset Sale Agreement with ROBERT A. DOAK, JR. resulting in a Quit Claim Deed dated March 23, 2006, and subsequently recorded as Document # 200702306 in the Public Records of Colfax County, New Mexico, from ROBERT A. DOAK, JR. to SUN RIVER ENERGY;
     WHEREAS on May 19, 2008 SUN RIVER ENERGY, INC. granted an Assignment of Overriding Royalty and Agreement to Grant Option and Right of First Refusal, subsequently recorded as Document # 200802993 in the Public Records of Colfax County, New Mexico, to ROBERT A. DOAK, JR. and FRANCES L. DOAK and NEW MEXICO ENERGY, LLC;
     WHEREAS on May 4, 2009 ROBERT A. DOAK, JR. and FRANCES L. DOAK executed a Correction Quit Claim Deed in favor SUN RIVER ENERGY, INC., subsequently recorded as Document #201002857 in the Public Records of Colfax County, New Mexico;
     WHEREAS collectively the Quit Claim Deed and the Assignment of Overriding Royalty and the Agreement to Grant Option and Right of First Refusal and the Correction Quit Claim Deed are herein the “Conveyances”);
     WHEREAS certain confusion has arisen among the Parties as to the meaning and nature of the Conveyances and the Parties wish to correct and clarify their respective intents under the Conveyances;
     WHEREAS ROBERT A. DOAK, JR. is the managing member of NEW MEXICO ENERGY, LLC.; and
     WHEREAS this Agreement compromises, settles, and otherwise resolves all claims and potential claims between the Parties arising from or relating to the Conveyances,
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AGREEMENTS of the PARTIES
1.	Intent to Settle All Claims. On the terms set forth herein, the Parties desire to fully and finally compromise, settle, and otherwise terminate all claims of between themselves arising from or relating to the said Conveyances between the parties, and each party acknowledges it or they is or are receiving adequate consideration, under the terms hereof.
2.	Consideration. In consideration for the settlement of all claims or causes of action whatsoever between the Parties, the Parties concurrently agree herein the following consideration shall be exchanged:
a.	ROBERT A. DOAK, JR. and FRANCES L. DOAK and NEW MEXICO ENERGY, LLC. shall execute a Release and Cancellation of Assignment of Overriding Royalty and the Agreement to Grant Option and Right of First Refusal and a Second Correction Quit Claim Deed in the forms attached hereto as Exhibits “A” and “B”; and

b.	As consideration for the execution of the Release and Cancellation of Assignment of Overriding Royalty and the Agreement to Grant Option and Right of First Refusal by ROBERT A. DOAK, JR. and FRANCES L. DOAK and NEW MEXICO ENERGY, LLC., SUN RIVER ENERGY, INC. shall issue 200,000 shares of restrictive common stock of SUN RIVER ENERGY, INC. to ROBERT A. DOAK, JR. and FRANCES L. DOAK. SUN RIVER ENERGY, INC. agrees as a condition of this Agreement that this common stock is fully paid non-assessable. SUN RIVER ENERGY, INC. further agrees it will concurrently instruct its transfer agent in writing, that such shares arc irrevocably free of any adverse claims of SUN RIVER ENERGY, INC. Finally, SUN RIVER ENERGY, INC. agrees the restrictive legends under Rule 144 shall be lifted by SUN RIVER ENERGY, INC.’s transfer agent on the common stock share certificate on 30 days written notice at anytime after 180 days from date this Agreement is executed.
3.	Mutual Release. Expressly subject to Paragraph 5 below, SUN RIVER ENERGY, INC. hereby releases, discharges, and holds harmless, ROBERT A. DOAK, JR. and FRANCES L. DOAK and NEW MEXICO ENERGY, LLC. and any heirs and/or assigns thereof from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to the Conveyances, or ownership of acreage, or mineral rights, or timber rights in Colfax County, New Mexico of whatsoever title or nature.
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Conversely, ROBERT A. DOAK, JR. and FRANCES L. DOAK and NEW MEXICO ENERGY, LLC., on behalf of themselves and their respective heirs and assigns, hereby release, discharge, and hold harmless, SUN RIVER ENERGY, INC. and its officers, directors and assigns from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to the Conveyances, or ownership of acreage, or mineral rights, or timber rights in Colfax County, New Mexico of whatsoever title or nature.
4.	No Release for Breach of this Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.
5.	Mutual Covenant Not to Sue. The Parties hereby agree and covenant not to sue each other or their heirs and/or assigns whatsoever for any reason, claim or matter arising from the Conveyances or this Agreement, or any prior conveyances by ROBERT A. DOAK, JR. and FRANCES L. DOAK or NEW MEXICO ENERGY, LLC., or ownership of the shares of SUN RIVER ENERGY, INC. common stock owned by ROBERT A. DOAK, JR. and FRANCES L. DOAK, NEW MEXICO ENERGY, LLC., or their heirs and/or assigns.
6.	Paragraph intentionally left blank.
7.	Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party’s reasonable judgment necessary or appropriate to effectuate the purposes of this Agreement.
8.	Consideration. This Agreement is supported by good and valuable consideration the receipt and sufficiency of which are hereby acknowledged.
9.	Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.
10.	Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.
11.	Modified Only in Writing. This Agreement may only be modified ·by express written agreement of the Parties.
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12.	Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a Court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not affect the remaining provisions, which shall remain fully valid, binding, and enforceable.
13.	No Drafting Party. No party shall be deemed the “drafting party” of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.
14.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.
15.	Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective heirs, successors, representatives, and/or assigns.
16.	Authority/Capacity/Entities. Each person signing this Agreement represents and Warrants that they have complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is successfully challenged and declared by a Court of competent jurisdiction to have lacked the authority or capacity.
17.	Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.
18.	Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.
19.	Parties to Bear Their Own Fees and Costs. Except as otherwise set forth herein, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys fees.
20.	Attorneys fees and costs and Award for Breach. In the event it is necessary for any party hereto to incur legal fees and costs to enforce the terms of this Agreement, the prevailing party in such legal action shall be entitled to an award against the other party of all legal fees and costs incurred, in addition to all other legal relief awarded.
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21.	Confidential Information. The term “Confidential Information” as used in this Agreement is agreed to mean all oral disclosures and information, data and knowledge contained in any documents (whether geological, geophysical, engineering, economic, financial or management and whether in the form of maps, charts, logs, seismographs, interpretations, calculations, summaries, opinions or other written or charted means) which are related, directly or indirectly, to the Conveyances or to the exploration potential of the areas related to the Conveyances, and which are previously, now or hereafter delivered, exchanged and/or disclosed by or on behalf of the Parties. It shall also include proprietary information, technical data, trade secrets or know-how, including, but not limited to, land and title information, research, geological and/or engineering data, hardware configuration information, marketing, finances or other business information regarding SUN RIVER ENERGY, INC. However, the Confidential Information shall not include information to the extent it is now or subsequently becomes part of the public domain.

ROBERT A. DOAK, JR. and FRANCES L. DOAK, and NEW MEXICO ENERGY, LLC., including their heirs and/or assigns, expressly agree and acknowledge, individually and collectively, that they possess Confidential Information as it relates to SUN RIVER ENERGY, INC. and it is agreed from this date in time and thereafter, to hold in strictest confidence, and not to use, or to disclose to any person, firm or entity, without written authorization of the President of the SUN RIVER ENERGY, INC., any Confidential Information of SUN RIVER ENERGY, INC.
     IN WITNESS THEREOF, the Parties execute, on this the 10th day of January, 2011, this Settlement Agreement and Release and Covenant Not to Sue, thereby agreeing to abide by the terms and agreements contained herein.

By:	/s/ Robert A. Doak, Jr.
Robert A. Doak, Jr.

By:	/s/ Frances L. Doak
Frances L. Doak

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NEW MEXICO ENERGY, LLC.
By:	/s/ Robert A. Doak, Jr.
Robert A. Doak Jr., its Managing Member

SUN RIVER ENERGY, INC.
By:	/s/ Donal R. Schmidt, Jr.
Donal R. Schmidt, Jr. Esq.
President and Chief Executive Officer

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